UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011 (December 7, 2011)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01         Entry into a Material Definitive Agreement.

On December 7, 2011, Allos Therapeutics, Inc. (the “Company”) entered into a Sixth Amendment to Office Lease Agreement (the “Sixth Lease Amendment”) to its Office Lease, dated April 23, 2001, as previously amended (the “Existing Lease Agreement”), with Circle Point Properties, LLC (“Landlord”), successor to Catellus Development Corporation.  The Existing Lease Agreement, as amended by the Sixth Lease Amendment is hereinafter referred to as the “Lease Agreement.”

Pursuant to the Sixth Lease Amendment, the Company and Landlord agreed to extend the term of the Lease Agreement from and after February 1, 2012 for a period of twelve (12) months to expire January 31, 2013.  The Company and Landlord further agreed to reduce the number of rentable square feet included in the leased premises to approximately 31,248 square feet.  The premises leased under the Lease Agreement is the premises commonly known as Suite 200 located in the office building located at 11080 Circle Point Road, Westminster, Colorado 80020.

Except as provided in the Sixth Lease Amendment, all other terms of the Existing Lease Agreement remain in full force and effect.

The foregoing summary is qualified in its entirety by reference to the Sixth Lease Amendment, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 8, 2011

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary